Exhibit 10.13

Sense Technologies, Inc.

SERIES “A” 10% CONVERTIBLE SECURED PROMISSORY NOTE

$50,000	Charlotte, North Carolina
Note No: 006	Date: July 10, 2002

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED BY THE HOLDER OF THIS CONVERTIBLE SECURED PROMISSORY NOTE IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE NOTE UNDER SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Sense Technologies, Inc., a Charlotte, North Carolina corporation (the “Company”), whose principal office is located at 800 Clanton Road, Suite U, Charlotte, NC 28217, for value received, hereby promises to pay to Bruce E. Schreiner, Ancillary Trustee of the Schroeder and Schreiner, P.C., 401(k) Profit Sharing Plan and Trust, or his registered assigns (the “Holder”), at 2535 North Carleton Avenue, Suite B, Grand Island, NE 68803, the sum of $50,000 (the “Principal Amount”), together with interest on the unpaid principal balance of this Series “A” Convertible Secured Promissory Note. The Principal Amount shall become immediately due and payable on demand on July 10, 2003 (the “Maturity Date”), which will be 12 months from the date of this Note. Payment for all amounts due under this Note shall be made by mail to the registered address of the Holder. This Note is one of an issue of the Company’s 10% Convertible Secured Promissory Note in the aggregate principal amount of up to $1,000,000 (the “Offering”).

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.	Interest. The Company shall pay simple interest at the rate of 10% per annum on the Principal Amount of the Note quarterly, through the end of the calendar quarters and at the time of redemption.

2.
Series “A” Convertible Promissory Note. The Noteholder at any time may, upon 20 days prior written Notice, convert all or a portion of, the principal amount of the Note, to the company’s no par value common stock, at the rate of one share of common stock for every US$1.00 of the total principal amount.

3.	Grant of Security Interest.

	(i)	As security for the Note, mortgages, charges, assigns and transfers to the Holder, and grants the Holder a security interest in, all of the Company’s inventory of Guardian AlertTM products.

	(ii)	The security interest provided by the Company pursuant to Section 3 is provided for the equal benefit pro rata to all holders of Notes.

4.
Events of Default. If any of the events of default occurs (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable by notice in writing to the Company.

(i)
Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within 15 days after the Holder has given the Company written notice of such default; or

(ii)
The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceeding against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or appointment of a receiver, liquidator, assignee, trustee or any other similar official of the Company, or any substantial part of its property, or the making by it of an assignment for the benefit of the creditors or the taking of corporate action by the Company in furtherance of any such action; or

(iii)

If, within 60 days after the commencement of an action against the Company (and service or process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law, or regulation, such an action shall not have been resolved in favor of the Company or all orders or proceeding thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

In such event, the Holder upon written notice to the Company, may accelerate the payment of the principal and interest due under the Note and may exercise any and all remedies available to him at law or equity.

5.
Assignment. Subject to the restrictions of the transfer described in Section 6 herein, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, personal and legal representatives and transferees of the parties. Furthermore, (a) the Company may not assign this Note except upon a sale of all or substantially all of its assets and (b) the Holder may only assign this Note to a person or entity that is (i) an accredited investor or unaccredited investor under applicable US securities laws and (ii) either another holder of a substantially similar promissory note by the Company or a person or entity reasonably acceptable to the Company.

6.
Transfer of this Note. With respect to any offer, sale or disposition of this Note, the Holder will give written notice to the Company prior thereto describing briefly the manner thereof together with a written opinion of such Holder’s counsel, to the effect that such offer, sale or disposition may be effected without registration or qualification (under any federal or state law then in effect) and that the requirement of Section 5 of this Note have been met. Promptly upon receiving such written notice and reasonably satisfactory opinion, the Company, as promptly as is practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to Section 6 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made.

Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Act”), unless in the opinion of counsel for the Company, such legend is not required in order to ensure compliance in the Act. The Company may issue stop transfer orders in connection with such restrictions.

7.
Treatment of Note. As envisioned by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

8.
Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if mailed by registered or certified mail, postage prepaid, or if delivered by a nationally recognized overnight delivery service at the respective address of the parties as set out herein. Any party hereto may by notice so given change its address for further notice hereunder.

9.
No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of this note.

10.
No Withholding. All payments by the Company under this Note shall be made without setoff or counterclaim and be free and clear and without deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

11.
Legal Fees. The Company shall pay all reasonable and customary costs of collection, including reasonable attorney’s fees, incurred by the Holder, upon and after an Event of Default, in enforcing the obligations of the Company under this Note.

12.	Prepayment. The Company may not prepay interest or principal, in part or in full, at anytime without penalty.

13.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, excluding that body of law relating to conflicts of law.

14.
Modifications. None of the terms or provisions of the Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Holder and Company expressly referring to this Note and setting forth the provisions so excluded, modified or amended.

IN WITNESS WHEREOF, the Company has caused the note to be issued this 10th day of July, 2002.

SENSE TECHNOLOGIES INC.

Per:	/s/ Jim Cotter

Jim Cotter, President

Name of Holder: Bruce E. Schreiner, Ancillary
Trustee of the Schroeder and Schreiner, P.C.,
401(k) Profit Sharing Plan and Trust

Address of Holder: 2535 North Carleton Avenue
Suite B, Grand Island, NE 68803

APPENDIX “A”

CONVERSION NOTICE

TO:    Sense Technologies Inc..

The Holder hereby elects to convert $________________ of the Face Value of the Convertible Promissory Note into common shares (the “Shares”) of Sense Technologies Inc. at a price of US$1.00 per share in accordance with the terms of the Convertible Promissory Note, and directs that the Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

DATED: _________________________________

__________________________________________
(Signature of Holder or Authorized Signatory)

[where holder is not a natural person]:

__________________________________________
Name of Holder

__________________________________________
Name of person signing above

_________________________________________
Title of person signing above

Print delivery address and name in which Shares issued on conversion are to be registered:

Name: ___________________________________________________________________

Delivery Address:	__________________________________________

__________________________________________

__________________________________________